Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 28, 2020, relating to the consolidated financial statements of Zedge, Inc. included in its Annual Report on Form 10-K for the year ended July 31, 2020.

/s/ Mayer Hoffman McCann CPAs
(The New York Practice of Mayer Hoffman McCann P.C.)

New York, New York

March 12, 2021